UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08     Shareholder Director Nominations.

2015 Annual Meeting of Stockholders

The Board of Directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”) has determined that the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Friday, August 21, 2015. The Board established the close of business on June 26, 2015 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. The time and location of the Annual Meeting will be as set forth in the Company’s proxy statement for the Annual Meeting, to be filed with the Securities and Exchange Commission (“SEC”) no later than 120 days after February 28, 2015.

Stockholder Proposals and Director Nominations

Because the Annual Meeting will be held more than 30 days from the anniversary date of the Company’s last annual meeting of stockholders, the deadlines for stockholder proposals and director nominations for consideration at the Annual Meeting set forth in the Company’s definitive proxy statement filed with the SEC on January 8, 2015 no longer apply. If a stockholder of the Company intends to nominate a person for election to the Board or to propose other business for consideration at the Annual Meeting, including any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting the notice of such nomination or stockholder proposal, including any notice on Schedule 14N, is the close of business on June 12, 2015. Any notice should be delivered to Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attention: Corporate Secretary. Any stockholder proposal or director nomination received after June 12, 2015 will be considered untimely and will not be included in the Company’s proxy materials for the Annual Meeting nor will it be considered at the Annual Meeting. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Company’s Amended and Restated Bylaws, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: June 2, 2015	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating Officer,
Chief Financial Officer, Treasurer and Director